Exhibit 10.23

Second Amendment, Extension and Ratification of Purchase and Sale Agreement

WHEREAS, heretofore, effective the 1st day of June 2015, Black Gold Kansas Production, LLC, a Texas limited liability company whose address is 900 Bristol Court, Southlake, Texas 76092 ("Seller"), did execute and deliver to Rangeford Resources, Inc., a Nevada corporation whose address is 556 Silicon Drive Suite 103, Southlake, Texas 76092 ("Purchaser"), a Purchase and Sale Agreement, covering the oil and gas project, known as the George Project, located in Bourbon and Allen Counties, Kansas (the “Project”), a copy being attached hereto as Exhibit “A” (“the Agreement”). Seller and Purchaser are sometimes hereinafter collectively referred to as the “Parties” or individually as the “Party”.

Said Project being more fully described in the Agreement, which is reference therein for all purposes, necessary and incident hereto; and

WHEREAS, it is the desire of the Parties to amend, extend, adopt, ratify and confirm the Agreement, in order to extend the primary term of the Agreement to October 1, 2015.

NOW, THERFORE, in consideration of the mutual covenants in the Agreement, and the sum of $10.00, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend, extend, adopt and ratify the Agreement as follows:

Article IX Provision 9.1 “Termination Rights” shall be deleted in its entirety and the following language shall be inserted as Provision 9.1 for all purposes.

9.1. Termination Rights.   This Agreement may be terminated at any time prior to the Closing:

(a)     By mutual written consent of Purchaser and Seller;

(b)     By either Purchaser or Seller if (i) the Closing has not occurred by October 1, 2015 or such later date to which the Closing Date has been delayed pursuant to Section 5.4, 5.7 or 5.8 (provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any Party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of Closing to occur on or before such date); or (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting Closing;

(c)     By Purchaser if (i) there has been a material breach of the representations and warranties made by Seller in Article III (provided, however, that Purchaser shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Purchaser has given Seller at least fifteen (15) days prior notice of such breach, Seller has failed to cure such breach within the fifteen (15) day period following receipt of such notice, and the condition described in Section 7.2(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Seller, would not be satisfied if the Closing were to occur on the day on which Purchaser gives Seller notice of such termination); or (ii) Seller has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof;

(d)     By Seller if (i) there has been a material breach of the representations and warranties made by Purchaser in Article IV (provided, however, that Seller shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Seller has given Purchaser at least fifteen (15) days prior notice of such breach, Purchaser has failed to cure such breach within the fifteen (15) day period following receipt of such notice, and the condition described in Section 7.3(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Purchaser, would not be satisfied if the Closing were to occur on the day on which Seller gives Purchaser notice of such termination); or (ii) Purchaser has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, and such failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof;

Except as herein above amended, the terms and provisions of the Agreement and any amendment thereto, shall remain in full force and effect, and the Parties hereby ratified, adopt and confirmed the same as if originally incorporated in the Agreement.

This Amendment, Extension and Ratification of Purchase and Sale Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

This Amendment, Extension and Ratification of the Purchase and Sale Agreement shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of each of the Parties.

IN WITNESS WHEREOF, this Agreement is executed this _____ day of July, 2015, and made effective as of the 1st day of June 2015.

ASSIGNOR:

Black Gold Kansas Production, LLC

By:

Name:

Title:

ASSIGNEE:

Rangeford Resources, Inc.

By:

Name:

Title: